Exhibit 10.1

Certain portions of this agreement, for which confidential treatment has been requested,

have been omitted and filed separately with the Securities and Exchange Commission.

Sections of the agreement where portions have been omitted have been identified in the text.

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (“Third Amendment”) is entered into as of June 26, 2013 (the “Third Amendment Effective Date”), by and between PPF OFF ONE MARITIME PLAZA, LP, a Delaware limited partnership (“Landlord”), and DEL MONTE CORPORATION, a Delaware corporation (“Tenant”), with reference to the following facts:

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated as of October 27, 2009 (the “Original Lease”), as amended by that certain First Amendment dated as of January 21, 2011 (the “First Amendment”) and by that certain Second Amendment to Office Lease dated as of February 1, 2011 (the “Second Amendment”), pursuant to which Landlord leases to Tenant certain space containing 152,917 rentable square feet (the “Premises”) on the second (2nd), third (3rd) fourth (4th), sixth (6th), seventh (7th), twenty-fourth (24th) and twenty-fifth (25th) floors of the building located at One Maritime Plaza, San Francisco, California (the “Building”). The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Lease.”

B.	Pursuant to the provisions of Section 4(b) of the Original Lease, Tenant is entitled to an abatement of Base Rent payable for the Premises for the calendar months of [***]* (the “Original Abatement Months”), in the aggregate amount of $[***]* (the “Remaining Abated Rent”).

C.	Landlord desires to allow Tenant to have an abatement of the Base Rent payable under the Lease during the calendar months of [***]* (during which months Tenant is not otherwise currently entitled to any abatement of Base Rent pursuant to the provisions of the Lease), said months being collectively referred to herein as the “2013 Abatement Period”, in an amount equal to the Remaining Abated Rent and to eliminate the abatement of Base Rent payable during the Original Abatement Months; Tenant is amenable to the reallocation of the Remaining Abated Rent to the 2013 Abatement Period.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1. Abatement.

(a) 2013 Abatement Period. Tenant shall be entitled to an abatement of Base Rent payable for the Premises during the 2013 Abatement Period as follows:

Applicable Month of 2013 Abatement	Originally Scheduled Base Rent			Base Rent Abated			Base Rent Payable
[***]*	$	[***]	*	$	[***]	*	$	[***]	*

Notwithstanding the foregoing, if Tenant is in Monetary Default prior to the expiration of the 2013 Abatement Period, there will be no further abatement of Base Rent pursuant to this Third Amendment during the remainder of the 2013 Abatement Period unless and until such Monetary Default is cured; upon any cure of such Monetary Default by Tenant, any remaining scheduled abatement of Base Rent pursuant to this Section 1 will take place as scheduled, and any abatement of Base Rent which ceased or did not occur as a result of the pendency of such Monetary Default will commence upon the date that is thirty (30) days following Tenant’s cure of such Monetary Default.

(b) Original Abatement Period. Section 4(b) of the Original Lease is hereby amended to remove from the definition of the Abatement Period the [***]* full calendar months following the Commencement Date (i.e., the Original Abatement Period), and Tenant acknowledges that during the Original Abatement Period, Tenant will pay Base Rent for the Premises in accordance with the terms of the schedule set forth in Section 5(e) of the Basic Lease Provisions in the Original Lease.

2. Miscellaneous.

(a) This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(d) Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant.

(e) The capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

(f) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Third Amendment. Landlord agrees to defend, indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Third Amendment.

(g) Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

This Third Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Third Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Third Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the Third Amendment Effective Date.

LANDLORD:

PPF OFF ONE MARITIME PLAZA, LP
a Delaware limited partnership

By:	PPF OFF GP, LLC, a Delaware limited liability company, its General Partner

	By:	PPF OFF, LLC, a Delaware limited liability company, its Member

		By:	PPF OP, LP, a Delaware limited partnership, its Member

			By:	PPF OPGP, LLC, a Delaware limited liability company, its General Partner

				By:	Prime Property Fund, LLC, a Delaware limited liability company, its Member

					By:	Morgan Stanley Real Estate Advisor, Inc., a Delaware corporation, its Manager

						By:	/s/ Keith Fink
Name: Keith Fink
Title: Executive Director

TENANT:

DEL MONTE CORPORATION, a Delaware corporation

By:	/s/ John Stier
Print Name: John Stier
Its:	Director

By:
Print Name:
Its: